Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (the “Amendment”) is entered into as of December 15, 2020 by and between NACCO Industries, Inc. (the “Company”) and Alfred M. Rankin, Jr. (“Consultant”).
WITNESSETH:

WHEREAS, the Company currently engages Consultant pursuant to the terms and conditions of the Consulting Agreement dated October 1, 2017 (the “Consulting Agreement”);

WHEREAS, Consultant has specialized expertise and knowledge regarding the mining industry, played a lead role and contributed significantly to the development and execution of the Company’s prior successful diversification strategies, and has significant experience in large scale strategic corporate transformation programs;

WHEREAS, Consultant will continue to serve as the Chairman of the Board of Directors of the Company and the Company also wishes to retain the services of Consultant to provide support to the executive management team of the Company, including the President and Chief Executive Officer, upon request; and

WHEREAS, the Company and Consultant desire to amend the Consulting Agreement to modify the term set forth therein, as provided in greater detail below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto memorialize their understanding and agree as follows:

AGREEMENT

1.     Definitions. Unless otherwise defined, capitalized terms used herein shall have the meanings assigned to them in the Consulting Agreement.

2.    Term. Section 2 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

“2.    Term. This Agreement shall be effective on January 1, 2021 and shall continue in effect until December 31, 2021, at which time, this Agreement shall be automatically renewed for successive one (1) year periods unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the initial term of this Amendment or any renewal term (the term of this Agreement being referred to herein as the “Term”). Notwithstanding the foregoing, this Agreement may be terminated at any time by either party upon thirty (30) days written notice to the other party.”
3.    Continuing Force and Effect. Except as herein expressly amended, modified and/or supplemented, all terms, covenants and provisions of the Consulting Agreement are and shall remain in full force and effect and all references therein to such Consulting Agreement shall henceforth refer to the

Consulting Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Consulting Agreement.

* * *

EXECUTED on the dates indicated below.

Date:	December 15, 2020		NACCO INDUSTRIES, INC.

		By:	/s/ J.C. Butler, Jr.
President and Chief Executive Officer

Date:	December 15, 2020		ALFRED M. RANKIN

		By:	/s/ Alfred M. Rankin, Jr.

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